Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

Truist Bank

(Exact name of trustee as specified in its charter)

North Carolina	56-0149200
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification Number)

223 West Nash Street Wilson, NC 27893	27893
(Address of principal executive offices)	(Zip Code)

Gregory Yanok

Vice President

223 West Nash Street

Wilson, NC 27893

(252) 246-4679

(Name, address and telephone number of agent for service)

Delaware	D.R. Horton, Inc.	75-2386963
(State or other jurisdiction of incorporation or organization)	(Exact name of obligor as specified in its charter)	(IRS Employer Identification Number)

1341 Horton Circle Arlington, TX		76011
(Address of principal executive offices)		(Zip Code)

SENIOR SUBORDINATED DEBT SECURITIES

AND RELATED GUARANTEES

(Title of the indenture securities)

TABLE OF ADDITIONAL CO-OBLIGORS

The following direct and indirect subsidiaries of D.R. Horton, Inc. may guarantee the D.R. Horton Inc. senior subordinated debt securities. The address, including zip code, and telephone number, including area code, for each of the co-obligors is c/o D.R. Horton, Inc., 1341 Horton Circle Arlington, Texas 76011, (817) 390-8200.

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
C. Richard Dobson Builders, Inc.	Virginia	54-1082672
CH Investments of Texas, Inc.	Delaware	86-0831611
CHTEX of Texas, Inc.	Delaware	74-2791268
Continental Homes, Inc.	Delaware	86-0515339
Continental Homes of Texas, L.P.	Texas	74-2791904
Continental Residential, Inc.	California	86-0596757
D.R. Horton — CHAustin, LLC	Delaware	47-4632353
D.R. Horton — Colorado, LLC	Delaware	47-4670290
D.R. Horton — Corpus Christi, LLC	Delaware	83-1226448
D.R. Horton — Crown, LLC	Delaware	46-1022394
D.R. Horton — Emerald, Ltd.	Texas	75-2926873
D.R. Horton — Georgia, LLC	Delaware	46-1040657
D.R. Horton — Highland, LLC	Delaware	47-4659972
D.R. Horton — Indiana, LLC	Delaware	47-4681214
D.R. Horton — Iowa, LLC	Delaware	47-4670415
D.R. Horton — Nebraska, LLC	Delaware	83-1257652
D.R. Horton — Permian, LLC	Delaware	47-4645825
D.R. Horton — Regent, LLC	Delaware	46-1018273
D.R. Horton — Terramor, LLC	Delaware	47-4654463
D.R. Horton — Texas, Ltd.	Texas	75-2491320
D.R. Horton — WPH, LLC	Delaware	46-1038842
D.R. Horton — Wyoming, LLC	Delaware	83-1246812
D.R. Horton, Inc. — Birmingham	Alabama	62-1666398
D.R. Horton, Inc. — Chicago	Delaware	75-2795240
D.R. Horton, Inc. — Dietz-Crane	Delaware	75-2926868
D.R. Horton, Inc. — Greensboro	Delaware	75-2599897
D.R. Horton, Inc. — Gulf Coast	Delaware	75-2926872
D.R. Horton, Inc. — Huntsville	Delaware	20-4973832
D.R. Horton, Inc. — Jacksonville	Delaware	75-2460269
D.R. Horton, Inc. — Louisville	Delaware	75-2636512
D.R. Horton, Inc. — Midwest	California	75-2589359
D.R. Horton, Inc. — Minnesota	Delaware	75-2527442
D.R. Horton, Inc. — New Jersey	Delaware	75-2665362
D.R. Horton, Inc. — Portland	Delaware	75-2763765
D.R. Horton, Inc. — Torrey	Delaware	75-2689997
D.R. Horton BAY, Inc.	Delaware	65-1218940
D.R. Horton CA2, Inc.	California	75-2569592
D.R. Horton CA3, Inc.	Delaware	75-2926871
D.R. Horton CA4, LLC	Delaware	47-4619674
D.R. Horton Cruces Construction, Inc.	Delaware	65-1218942
D.R. Horton Hawaii LLC	Delaware	02-0548194
D.R. Horton LA North, Inc.	Delaware	65-1218941
D.R. Horton Los Angeles Holding Company, Inc.	California	75-2589298
D.R. Horton Management Company, Ltd.	Texas	75-2436079
D.R. Horton Materials, Inc.	Delaware	75-2926870

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
D.R. Horton Serenity Construction, LLC	Delaware	75-2926876
D.R. Horton VEN, Inc.	California	75-2589293
DRH — HWY 114, LLC	Delaware	83-1219778
DRH Cambridge Homes, LLC	Delaware	75-2797879
DRH Construction, Inc.	Delaware	75-2633738
DRH Phoenix East Construction, Inc.	Arizona	86-0533370
DRH Regrem VII, LP	Texas	75-2926874
DRH Regrem XII, LP	Texas	65-1218943
DRH Regrem XIV, Inc.	Delaware	20-4974035
DRH Regrem XV, Inc.	Delaware	20-4974123
DRH Regrem XVI, Inc.	Delaware	20-4974218
DRH Regrem XVII, Inc.	Delaware	20-4974283
DRH Regrem XVIII, Inc.	Delaware	20-4974344
DRH Regrem XIX, Inc.	Delaware	20-4974420
DRH Regrem XX, Inc.	Delaware	20-4974895
DRH Regrem XXI, Inc.	Delaware	20-4975007
DRH Regrem XXII, Inc.	Delaware	20-4975092
DRH Regrem XXIII, Inc.	Delaware	20-4975165
DRH Regrem XXIV, Inc.	Delaware	20-4975234
DRH Regrem XXV, Inc.	Delaware	75-2440439
DRH Regrem XLV, LLC	Delaware	83-1275508
DRH Regrem XLVI, LLC	Delaware	83-1286376
DRH Regrem XLVII, LLC	Delaware	83-1310784
DRH Regrem XLVIII, LLC	Delaware	83-1321463
DRH Regrem XLIX, LLC	Delaware	83-1336183
DRH Regrem L, LLC	Delaware	83-1352262
DRH Regrem LI, LLC	Delaware	83-1368494
DRH Regrem LII, LLC	Delaware	83-1383774
DRH Regrem LIII, LLC	Delaware	83-1401560
DRH Regrem LIV, LLC	Delaware	83-1421468
DRH Regrem LV, LLC	Delaware	83-1433653
DRH Regrem LVI, LLC	Delaware	87-1699563
DRH Regrem LVII, LLC	Delaware	87-1700384
DRH Regrem LVIII, LLC	Delaware	87-1710999
DRH Regrem LIX, LLC	Delaware	87-1711418
DRH Regrem LX, LLC	Delaware	87-1731583
DRH Regrem LXI, LLC	Delaware	87-1732212
DRH Regrem LXII, LLC	Delaware	87-1757426
DRH Regrem LXIII, LLC	Delaware	87-1758028
DRH Regrem LXIV, LLC	Delaware	87-1779564
DRH Regrem LXV, LLC	Delaware	87-1779977
DRH Southwest Construction, Inc.	California	75-2589289
DRH Tucson Construction, Inc.	Delaware	75-2709796
HPH Homebuilders 2000 L.P.	California	68-0368156
KDB Homes, Inc.	Delaware	86-0565376
Lexington Homes — DRH, LLC	Delaware	47-4659801
Meadows I, Ltd.	Delaware	75-2436082
Meadows II, Ltd.	Delaware	51-0342206
Meadows VIII, Ltd.	Delaware	75-2824511
Meadows IX, Inc.	New Jersey	75-2684821
Meadows X, Inc.	New Jersey	75-2684823

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Melody Homes, Inc.	Delaware	88-0309544
Pacific Ridge — DRH, LLC	Delaware	46-1030683
Schuler Homes of Arizona LLC	Delaware	99-0350555
Schuler Homes of California, Inc.	California	99-0328127
Schuler Homes of Oregon, Inc.	Oregon	99-0330791
Schuler Homes of Washington, Inc.	Washington	99-0329483
SGS Communities at Grande Quay L.L.C.	New Jersey	22-3481784
SHA Construction LLC	Delaware	86-1002579
SHLR of California, Inc.	California	99-0350554
SHLR of Nevada, Inc.	Nevada	99-0343628
SHLR of Washington, Inc.	Washington	99-0334375
SRHI LLC	Delaware	99-0343629
SSHI LLC	Delaware	91-1842222
Vertical Construction Corporation	Delaware	22-3216488
Walker Drive, LLC	Delaware	47-4681366
Western Pacific Housing — Antigua, LLC	Delaware	95-4750872
Western Pacific Housing — Broadway, LLC	Delaware	95-4850687
Western Pacific Housing — Canyon Park, LLC	Delaware	95-4716219
Western Pacific Housing — Carrillo, LLC	Delaware	95-4815705
Western Pacific Housing — Communications Hill, LLC	Delaware	95-4637162
Western Pacific Housing — Copper Canyon, LLC	Delaware	95-4817406
Western Pacific Housing — Creekside, LLC	Delaware	95-4769848
Western Pacific Housing — Lomas Verdes, LLC	Delaware	95-4783214
Western Pacific Housing — McGonigle Canyon, LLC	Delaware	95-4735759
Western Pacific Housing — Mountaingate, L.P.	California	95-4539564
Western Pacific Housing — Norco Estates, LLC	Delaware	95-4686652
Western Pacific Housing — Pacific Park II, LLC	Delaware	95-4636584
Western Pacific Housing — Park Avenue East, LLC	Delaware	52-2350169
Western Pacific Housing — Park Avenue West, LLC	Delaware	95-4888647
Western Pacific Housing — Playa Vista, LLC	Delaware	95-4879655
Western Pacific Housing — River Ridge, LLC	Delaware	95-4870837
Western Pacific Housing — Terra Bay Duets, LLC	Delaware	95-4878114
Western Pacific Housing — Torrey Meadows, LLC	Delaware	95-4878113
Western Pacific Housing — Torrey Village Center, LLC	Delaware	95-4837541
Western Pacific Housing — Windemere, LLC	Delaware	95-4879656
Western Pacific Housing, Inc.	Delaware	95-4887164
Western Pacific Housing Management, Inc.	California	95-4692688
WPH-Camino Ruiz, LLC	Delaware	95-4802985

Item 1.	General information.

Furnish the following information as to the trustee-

(a)	Name and address of each examining or supervising authority to which it is subject.

State of North Carolina – Commissioner of Banks

State of North Carolina

Raleigh, North Carolina

Federal Reserve Bank of Richmond

Post Office Box 27622

Richmond, VA 23261

Federal Deposit Insurance Corporation

Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Based upon an examination of the books and records of the trustee and upon information furnished by the obligors, the obligors are not affiliates of the trustee.

Items 3-15.

No responses are included for Items 3 through 15. Responses to those Items are not required because, as provided in General Instruction B the obligors are not in default on any securities issued under indentures under which Truist Bank is a trustee and Truist Bank is not a foreign trustee.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

1.	A copy of the Articles of Incorporation for Truist Bank, as now in effect, is attached as Exhibit 1 to this Form T-1.

2.	The authority of Truist Bank to commence business was granted under the Articles of Incorporation for Truist Bank, is incorporated herein by reference to Exhibit 1 of this Form T-1.

3.

The authorization to exercise corporate trust powers was granted by the State of North Carolina Commissioner of Banks in the Authority to Act as Fiduciary without Bond Certificate, and is attached as Exhibit 3 to this Form T-1.

4.	A copy of the existing By-Laws of Truist Bank, as now in effect, is attached as Exhibit 4 to this Form T-1.

5.	Not applicable.

6.	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939, is attached as Exhibit 6.

7.	The Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, is attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Truist Bank, a banking corporation organized and existing under the laws of the State of North Carolina, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston and the State of Texas, on the 28th day of July, 2021.

TRUIST BANK

By:	/s/ Gregory Yanok
Name:	Gregory Yanok
Title:	Vice President

EXHIBIT 1 TO FORM T-1

Articles of Incorporation

NORTH CAROLINA Department of the Secretary of State To all whom these presents shall come, Greetings: I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of ARTICLES OF ‘RESTATEMENT OF TRUIST BANK the original of which was filed in this Office on the 4th day of September, 1996. IN WITNESS WHEREOF , 1 have hereunto set my hand and affixed my official seal at the City of Raleigh, this 5th day of May, 2020. Scan to verify online. Secretary of State Certification# 107367927-1 Reference# 16216786- Page: I of 11 Verify this certificate online at http://www.sosnc.gov/verification

OFFICE OF THE COMMISSIONER OF BANKS CERTIFICATE OF AUTHORITY FOR RESTATED ARTICLES OF INCORPORATION I, Hal D. Linger felt, Commissioner of Banks for the State of North Carolina hereby certify that the foregoing RESTATED ARTICLES OF INCORPORATION OF BRANCH BANKING AND TRUST COMPANY, having its principle Office in the City of Winston-S Forsyth County, North Carolina, have been approved by me this date, August 29, 1996, for e purposes of integrating into one document its original Articles of Incorporation and all amendments thereto. Authority to record the Restated Articles of in corporation is hereby granted. Witness my signature and official seal this the 29th day of August, 1996.

ARTICLES OF RESTATEMENT OF BRANCH BANKING AND TRUST COMPANY The undersigned corporation hereby submits these Articles of Restatement for the purpose of integrating into one document its original Articles of incorporation and all amendments thereto l. The name of the corporation is Branch Banking and Trust Company. 2. Attached hereto as Exhibit A are the Restated Articles of Incorporation of Branch ~uo.ng and Trust Company (“Restated Articles “), which contain amendments to the Articles of Incorporation requiring shareholder approval. 3. The Restated Articles of Incorporation of the corporation were adopted by its shareholders on the 2.1J:lflay of June, 1996, in the manner by North Carolina General States, Chapter 55. 4. The Restated Articles are to be effective upon filing. This the 28th day of June, 1996. B Name: Robert E. Greene Title: President

EXHIBIT A 96 2 q 8 9 0 I 2 RESTATED ARTICLES OF INCORPORATION OF BRANCHBANRINGANDTRUSTCO~ANY ARTICLE I The name of the corporation is BRANCH BANKING AND TRUST COMPANY. ARTICLEU Duration The period of duration of the corporation shall be perpetual. ARTICLE ill The purposes for which this corporation is formed are to act as agent to the extent by the laws of the State of North Carolina; to conduct a commercial banking business, a banking business and a trust and fiduciary business and to exercise all such powers as are · to carry on and conduct a general banking and trust business and such other related enterprises as may be incident to or connected therewith and, specifically, to exercise all of the powers conferred upon banking and private corporations by the laws of the State of North Carolina.

ARTICLE IV Capital Stock The corporation shall be authorized to issue five million shares of voting common stock, all a par value of $5.00 per share. ARTICLEV Registered Office 1he address of the registered Office of the corporation is 200 West Second Street, Winston-Salem, Forsyth County, North Carolina 27101 and the name of its registered agent at such address is Jerone C. Hening. ARTICLE VI Incorporators The names and addresses of the incorporators are: Address F.L. Carr 402 South Kincaid Avenue Wilson, NC 27893 John Graves 209 Wilshire Boulevard Wilson, NC 27893 Thome Gregory 1200 Brookside Drive Wilson, NC 27893 G.S. Tucker, Jr. 1415 West Nash Street Wilson, NC 27893 R.P. Watson 1301 Watson Drive Wilson, NC 27893

ARTICLE Vll Bylaws The Board of Directors of the corporation shall have the right and authority to make and adopt such bylaws for the management of the corporation as they shall deem necessary and proper, and shall have the further right and authority to amend, alter, and rescind said bylaws, from time to time as they deem to be in the best interests of the corporation. ARTICLEV Ill Preemptive Rights No holder of stock of the corporation shall be entitled as of right or have any preemptive right to subscribe for or purchase any additional or increased stock of the corporation of any class, whether now or hereafter authorized, or obligations convertible into any class of stock, or stock of any class convertible into stock of any other class, or obligations, stock or other securities carrying warrants or rights to subscribe for stock of the corporation of any class, whether now or hereafter authorized, but any and all shares of stock, bonds, debentures or other securities or obligations, whether or not convertible into stock or carrying warrants entitling the holders thereof to subscribe to stock, may be issued, sold or disposed of from time to time by authority of the Board of Directors of the corporation to such persons, firms or corporations and for such consideration insofar as permitted by law, as the Board of Directors shall from time to time determine.

ARTICLE IX Account. Pursuant to the requirements of the Office of Thrift Supervisions regulations (12 C.F.R. 563b)~ the Corporation shall assume an~ for the period required by such regulations~ maintain the following liquidation accounts initially established and maintained by: First Federal of the Carolinas, F.A., assumed and maintained by BB&T Federal Savings Bank of High Point, and thereafter assumed and maintained by Branch Banking and Trust Company of High Point for the benefit of Branch Banking and Trust Company of High Point’s (as successor to First Federal of the Carolinas, F.A. and BB&T Federal Savings Bank of High Point) savings account holders as of September 30, 1977, as and June 30, 1980 (eligible savers); Home Savings and Loan Association, Inc. and thereafter assumed and maintained by Branch Banking and Trust Company of Durham for the benefit of Branch Banking and Trust Company of Durham’s (as successor to Home Savings and Loan Association, Inc. and BB&T Federal Savings Bank of, Inc.) savings account holders as of September 30, 1985 (“eligible savers’’); Old Stone Bank of North Carolina, a Federal Savings Bank and thereafter assumed by Old Stone Interim Bank (as successor to Old Stone Bank of North Carolina, a Federal Savings Bank) for the benefit of its savings account holders as of June 30, 1978, as of September 30, 1980 and as of July 31, 1982 (‘‘eligible saver”); Mutual Federal Savings and Loan Association (“Mutual Federal”) and Western Carolina Savings and Loan Association, Inc. (“Western Carolina’’), thereafter by SNB Savings S.S.B., Inc. (“SNB”) Savings (as successor to Mutual Federal and Western Carolina) and thereafter assumed by SNB Interim Bank (as successor to SNB Savings) for the benefit of Mutual Federals savings account holders as of September 29, 1986, and Western Carolinas savings account holders as of March 31, 1987, in each case who continue to maintain such accounts with the corporation (“eligible savers); Gate City Federal Bank, and thereafter assumed by Gate City Bank for the benefit of Gate City Banks (as successor to Gate City Bank) savings account holders as of November 30, 1989, and March 31, 1991 (eligible savers); Albemarle Bank for the benefit of Albemarle Banks (as successor to Albemarle Savings and Loan Association, Inc.) savings account holders as of November 30, 1989, and March 31, 1991 (eligible savers); Peoples Federal Savings Bank of Thomasville and thereafter assumed by Peoples Bank (as successor to Peoples Federal Savings Bank of lbomasville) for the benefit of Peoples Bank’s savings account holders as of April 30, 1991 (“eligible savers”);

NORTH CAROLINA Department of the Secretary of State To all whom these presents shall come, Greetings: I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of ARTICLES OF ‘RESTATEMENT OF TRUIST BANK the original of which was filed in this Office on the 4th day of September, 1996. IN WITNESS WHEREOF , 1 have hereunto set my hand and affixed my official seal at the City of Raleigh, this 5th day of May, 2020. Scan to verify online. Secretary of State Certification# 107367927-1 Reference# 16216786- Page: I of 11 Verify this certificate online at http://www.sosnc.gov/verification

Citizens Savings Bank and thereafter assumed by Citizens Interim Bank (as successor to Citizens Savings Bank) for the benefit of Citizens’ savings account holders as of April 15, 1982 (“eligible savers”); Citizens Savings Bank of Mooresville and thereafter assumed by Citizens Interim Bank of Mooresville (as successor to Citizens Savings Bank of Mooresville) for the benefit of Citizens Savings Bank’s savings account holders as of December 23, 1993 (“eligible savers”); and Mutual Savings Bank of County and thereafter assumed by Mutual Interim Bank (as successor to Mutual Savings Bank of Rockingham County) for the benefit of Mutual Savings Bank’s savings account holders as of October 29, 1993 (“eligible savers’’); In the event of a complete liquidation of the Corporation, it shall comply with the above-cited Of face of Thrift Supervision regulations with respect to the amount and the priorities on liquidation of each of the eligible savers’ inchoate interest in the appropriate liquidation account, to the extent such accO\m.t is still in existence; provided. that an eligible saver’s inchoate interest in a liquidation account shall not entitle such eligible saver to any voting rights at meetings of the stockholders of the Corporation.

ARTICLES Xll Limitation of Director’s Liability To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation, its shareholders or otherwise for monetary damages for breach of his duty as a director. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification. The limitation of liability provided for in this paragraph shall not apply to acts or omissions which would be contrary to the provisions of Chapter 53 of the North Carolina General Statutes (or any successor statute). This the 28th day of June, 1996. COMPANY Name: Robert E. Greene Title: Pres ident

NORTH CAROLINA Department of the Secretary of State To all whom these presents shall come, Greetings: I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of ARTICLES OF AMENDMENT OF TRUISTBANK the original of which was filed in this of face on the 22nd day of December, 2008. IN WITNESS WHEREOF , 1 have hereunto set my hand and affixed my of facial seal at the City of Raleigh, this 5th day of May, 2020. Scan to verify online. Secretary of State Certification# 107367928-1 Reference# 16216786- Page: I of 12 Verify this certificate online at http://www.sosnc.gov/verification

SOSID: 0023695 Date Filed: 12/22/2008 4:30:00 PM Elaine F. Marshall North Carolina Secretary of State C200835700860 State of North Carolina Department of the Secretary of State ARTICLES OF AMENDMENT BUSINESS CORPORATION Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following of Amendment for purpose of amending of Incorporation. I. The name of the corporation is: Branch Banking and Trust Company 2. Tile text of each amendment adopted is as follows (Stole below or): See Annex A attached hereto. 3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment ilself, are as follows: Not applicable. 4. The date of adoption . of each was December 18 ------------------ 2008 ns follows;... · -----· 5. (Check either 11, b, c, or d, whichever is applicable) a. __The amendment(s) was (wert) duly adopted by the incorporators prior to the issuance of shares. b.__ The : (s) was (were) duly adopted by the board of directors to the issuance of shares. c. __The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action wins not required (set forth a brief explanation of why shareholder action was not required.) d. X The amendment(s) was (were) approved by shareholder, and such shareholder 11pproval was obtained as required by Chapter 55 of the North Carolina General Statutes. CORPORATIONS DIVISION P. 0 . BOX 29622 RALEIGH, NC 27626-0622 (Revised January 2002) (Form 0·02)

ARTICLES OF AMENDMENT Pagc2 6. These will be effective upon filing, unless a delayed lime and dale is Not applicable. This, 20_o_&_ Branch Banking and Trust Company Name of Corpor11tion Christopher L. Henson, Chief Financial Officer Type or Print Name and Title NOTES: I. riling fee is SSO. This must be with the Secretory of State. CORPORATIONS DIVISION P. 0. BOX 29622 RALEIGH, NC 27626-0622 (Revised January 2002) (Form B-02) NC:(JCIS • OOIN1C.VIl

ANNEXA BRANCH BANKING AND TRUST COMPANY AMENDMENT NO. 1 TO THE RESTATED ARTICLES OF INCORPORATION This Amendment No. 1 (this “Amendment”) amends the Restated Articles of Incorporation (the “Original Articles “) of Branch Banking and Trust Company (the “corporation”) here of ore in effect. I. The Original Articles are hereby amended as follows: A. Article IV of the Original Articles is hereby deleted in its entirety and replaced with the following: ARTICLE IV Capital Stock The authorized number of shares of stock of the corporation is five million, two thousand, nine hundred shares of stock, of which five million are classified as shares of voting common stock, all of one class, having a par value of $5.00 per share (the “Common Stock”) and two thousand, nine hundred are classified as shares of Series A Noncumulative Perpetual Preferred Stock, $0.0 I par value per share (the “Series A Preferred Stock”).” B. The following new Section 4.0 I is hereby added: “Section 4.0 1. Series A Preferred Stock. in addition to such matters specified elsewhere in this Article IV, the Series A Preferred Stock shall have the following powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions: (a) · Designation and Amount. The shares of Preferred Stock shall be designated as the Series A Noncumulative Perpetual Preferred Stock, and the number of shares constituting the Series A Preferred Stock shall be two thousand, nine hundred (2,900). The liquidation preference of the Series A Preferred Stock shall be $1,000,000 per share (the “Series A Liquidation Value”). (b) Rank. The Series A Preferred Stock shall, with respect to dividend rights and upon liquidation, dissolution and winding up of the corporation, rank (i) senior to all classes and series of Common Stock of the corporation and to all classes and series of capital stock of the corporation now or hereafter authorized, issued or outstanding, which by their terms expressly provide that they are junior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the corporation, or which do not specify their rank (collectively with the Common Stock, the “Series A Junior Securities”); (ii) on a parity with each other class of capital stock or series of preferred stock issued by the corporation after the date hereof , the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the corporation (the “Series A Parity Securities”); and (iii) junior to each other class of capital stock or series of preferred stock issued by the corporation after the date hereof , the terms of which specifically provide that such class or series will rank senior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the corporation (collectively, the “Series A Senior Securities”). (c) Dividends. Dividends are payable on the Series A Preferred Stock as follows: (i) The holders of shares of the Series A Preferred Stock in preference to the Series A Junior Securities shall be entitled to receive, out of funds legally available for that purpose, when, as, and if declared by the Board of Directors of the corporation, dividends payable in cash at the annual rate of five percent (5%) of the Series A Liquidation Value (the “Series A Dividend Rate”). (ii) Dividends on the Series A Preferred Stock shall be noncumulative. Dividends not paid on any Series A Dividend Payment Date shall not accumulate thereafter. Dividends shall accumulate from the first day of any Series A Dividend Period to but excluding the immediately succeeding Series A Dividend Payment Date. Dividends, if and when declared, shall be payable in arrears in cash on each Series A Dividend Payment Date of each year with respect to the Series A Dividend Period ending on the day immediately prior to such Series A Dividend Payment Date at the Series A Dividend Rate to holders of record at the close of business on the applicable Record Date, commencing on March 15, 2009 with respect to any shares of Series A Preferred Stock issued prior to that Series A Dividend Payment Date; provided that dividends payable on the Series A Preferred Stock on the Series A Dividend Payment Date immediately following the first Series A Dividend Period following the Issue Date (and any dividend payable for a period less than a full quarter period) shall be prorated for the period and computed on the basis of a 360-day year of twelve 30-day months and the actual number of days in such Series A Dividend Period; and provided, further, that dividends payable on the initial Series A Dividend Payment Date following the Issue Date shall include any accumulated and unpaid dividends on the Fixed Rate Exchangeable Non-cumulative Perpetual Series C Preferred Stock of Realty Corporation exchanged for the Series A Preferred Stock as of the Exchange Date for the then current dividend period. Dividends on such Series A Preferred Stock shall be paid only in cash. (iii) No dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Board of Directors or paid or set apart for payment by the corporation if such declaration or payment shall be restricted or prohibited by law. (iv) Holders of shares of Series A Preferred Stock shall not be entitled to any dividends in excess of full dividends declared, as herein provided, on the shares of Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Series A Preferred Stock that may be in arrears. (v) (A) So long as any shares of Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of , or options, warrants or rights to subscribe for or purchase shares of , Series A Junior Securities and other than as provided in clause (B) below) shall be declared, paid or set aside for payment or other distribution upon any Series A Junior Securities or any other Series A Parity Securities, nor shall any shares of any Series A Junior Securities or any other Series A Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or set aside or made available for a sinking fund for the redemption of any shares of any such stock) by the corporation (except by conversion into or exchange for shares of , or options, warrants or rights to subscribe for or purchase, Series A Junior Securities) unless, in each case, the full dividends on all outstanding shares of the Series A Preferred Stock shall have been declared and paid, when due, for the Series A Dividend Period, if any, terminating on or immediately prior to the date of payment in respect of such dividend, distribution, redemption, purchase or acquisition. (B) When dividends for any Dividend Period are not paid in full, as provided in clause (A) above, on the shares of the Series A Preferred Stock or any other Series A Parity Securities, dividends may be declared and paid on any such shares for any dividend period therefor, but only if such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share on the shares of the Series A Preferred Sock and any other Series A Parity Securities, in all cases shall bear to each other the same ratio that the amount of unpaid dividends per share on the shares of the Series A Preferred Stock for such Series A Dividend Period and such other Series A Parity Securities for the corresponding dividend period bear to each other. (d) Liquidation Preference.

(i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders an amount in cash equal to the Series A Liquidation Value for each share outstanding, plus an amount in cash equal to the unpaid dividends thereon for the then current Series A Dividend Period, whether or not earned or declared, before any payment shall be made or any assets distributed to the holders of Series A Junior Securities. If the assets of the corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock and any Series A Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amount to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such Series A Parity Securities are entitled were paid in full. (ii) For the purpose of this Section 4.0 I (d), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the corporation, nor the consolidation or merger of the corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the corporation. (e) Redemption. The Series A Preferred Stock shall be redeemable at any time, in whole or in part, at the option of the corporation, but with the consent of the FDIC and any other appropriate regulatory authorities, if required, for cash out of any source of funds legally avai !able, at a redemption price to 100% of the Series A Liquidation Value per share plus unpaid dividends thereon accumulated since the immediately preceding Series A Dividend Payment Date (the “Series A Redemption Price”). Any date of such redemption is referred to as the “Series A Redemption Date.” If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the corporation will select those to the redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable. The Series A Preferred Stock is not subject to any sinking fund. (f) Procedure for Redemption. (i) Upon redemption of the Series A Preferred Stock pursuant to Section 4.0l(e) hereof , notice of such redemption (a “Series A Notice of Redemption”) shall be mailed by first-class mail, postage prepaid, not less than ten {1 0) days nor more than twenty (20) days prior to the Series A

Redemption Date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records o f the corporation; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed except as to the holder to whom the corporation has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the Series A Redemption Date; (B) the Series A Redemption Price; (C) the aggregate Series A Liquidation Value to be redeemed; (D) that on the Series A Redemption date, the applicable Series A Redemption Price will become due and payable upon each share of Series A Preferred Stock to be redeemed and that dividends will cease to accrue on and after such Series A Redemption Date; (E) the place or places where certificates for such shares are to be surrendered for payment of the Series A Redemption Price; and (F) the CUSIP number of the shares being redeemed, if any. (ii) If a Series A Notice of Redemption shall have been given as aforesaid and the corporation shall have deposited on or before the Redemption Date a sum sufficient to redeem the shares of Series A Preferred Stock as to which a Series A Notice of Redemption has been given in trust with the Transfer Agent with irrevocable instructions and authority to pay the Series A Redemption Price to the holders thereof , or if no such deposit is made, then upon the Series A Redemption Date (unless the corporation shall default in making payment of the Series A Redemption Price), all rights of the holders thereof as shareholders of the corporation by reason of the ownership of such shares (except their right to receive the Series A Redemption Price thereof without interest) shall cease and terminate, and such shares shall no longer be deemed outstanding for any purpose. The corporation shall be entitled to receive, from time to time, from the Transfer Agent the interest, if any, earned on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any shares of Series A Preferred Stock so called for redemption shall not claim the Series A Redemption Price for its shares within twelve (12) months after the related Series A Redemption Date, the Transfer Agent shall, upon demand, pay over to the corporation such amount remaining on deposit, and the transfer Agent shall thereupon be relieved of all responsibility to the holder of such shares, and such holder shall look only to the corporation for payment thereof . (iii) Not later than 1:30 p.m., Eastern Standard Time, on the Business Day immediately preceding the Series A Redemption Date, the corporation shall irrevocably deposit with the Transfer Agent sufficient funds for the payment of the Series A Redemption Price for the shares to be redeemed on the Series A Redemption Date and shall give the Transfer Agent irrevocable instructions to apply such funds, and, if applicable and so specified in the instructions, the income and proceeds therefrom, to the payment of such Series A Redemption Price. The corporation may direct the Transfer Agent to invest any such available funds, provided that the proceeds of any such investment will be available to the Transfer Agent in Winston-Salem, North Carolina at the opening of business of such Series A Redemption Date. (iv) Except as otherwise expressly set forth in this Section 4.01(f), nothing contained in these Amended and Restated Articles of Incorporation shall limit any legal right of the corporation to purchase or otherwise acquire any shares of Series A Preferred Stock at any price, whether higher or lower than the Series A Redemption Price, in private negotiated transactions, the over-the-counter market or otherwise with the prior approval of the FDIC or the Commissioner (if required). (v) If the corporation shall not have funds legally available for the redemption of all of the shares of Series A Preferred Stock on any Series A Redemption Date, the corporation shall redeem on the Series A Redemption Date only the number of shares of Series A Preferred Stock as it shall have legally available funds to redeem, as in an equitable manner, and the remainder of the shares of Series A Preferred Stock shall be redeemed, at the option of the corporation, on the earliest practicable date next following the day on which the corporation shall first have funds legally available for the redemption of such shares. (g) Reacquired Shares. Shares of the Series A Preferred Stock that have been redeemed, purchased or otherwise acquired by the corporation are not subject to reissuance or resale as shares of Series A Preferred Stock and shall be held in treasury. Such shares shall revert to the status of authorized but unissued shares of preferred stock, undesignated as to series, until the Board of Directors of the corporation shall designate them again for issuance as part of a series. (h) Voting Rights. Except as otherwise required by applicable law, the holders of Series A Preferred Stock shall not have any voting rights.” C. The following new Section 4.02 is hereby added: “Section 4.02. Definitions. For the purpose of Section 4.0 I hereof , the following terms shall have the meanings indicated: “Business Day” means a day on which the banking institutions in Winston-Salem, North Carolina are open for business and are not authorized or required by law or executive order to close. “corporation” means Branch Banking and Trust Company, a state bank chartered under the laws of the State of North Carolina.

“Dividend Payment Date” means a Series A Dividend Payment Date. “Exchange Date” means any date on which the Fixed Rate Exchangeable Non-cumulative Perpetual Series C Preferred Stock of Realty Corporation is exchanged for the Series A Preferred Stock. “FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto. “Issue Date” means the first date on which shares of Series A Preferred Stock are issued. “Person” means any individual, firm, bank or other entity and shall include any successor (by merger or otherwise) of such entity. “Record Date” means the first day of the month in which the applicable Dividend Payment Date falls for dividends declared by the Board of Directors. “Series A Dividend Payment Date” means March 15, June 15, September 15, and December 15 of each year. “Series A Dividend Period’ is the period from a Series A Dividend Payment Date to, but excluding, the next succeeding Series A Dividend Payment date, except that the initial Series Dividend Period shall commence on the date of the original issuance of shares of Series A Preferred Stock. “Series A Dividend Rate” has the meaning set forth in Section 4.0 I (c)(i). “Series A Junior Securities” has the meaning set forth in Section 4.0 I (b) hereof . “Series A Liquidation Value” has the meaning set forth in Section 4.01 (a) hereof . “Series A Notice of Redemption” has the meaning set forth in Section 4.01 (t)(i) hereof . “Series A Parity Securities” has the meaning set forth in Section 4.01(b) hereof . “Series A Preferred has the meaning set forth in Section 4.01 (a) hereof . “Series A Redemption Date” has the meaning set forth in Section 4.01 (e) hereof . “Series A Redemption Price” has the meaning set forth in Section 4.0 I (e) hereof . “Series A Senior Securities” has the meaning set forth in Section 4.0 1(b) hereof . “Transfer Agent” means a bank or trust company as may be appointed from time to time by the Board of Directors of the corporation, or a committee thereof , to act as transfer agent, paying agent and registrar of the Series A Preferred Stock.”

D. The following new section 4.03 is hereby added: “Section 4.03. Common Stock. The Common Stock shall be subject to the terms of the Series A Preferred Stock and any Series A Parity Securities and Series A Senior Securities (collectively, the “Preferred Securities”) and the express terms of any series thereof . Each share of Common Stock shall be equal to every other share of Common Stock and the holders thereof shall be entitled to one vote for each share of Common Stock on all questions presented ·to the shareholders. Subject to any rights to receive dividends to which the holders of the outstanding Preferred Securities may be entitled, the holders of shares of Common Stock shall be entitled to receive Dividends, if and when declared, payable from time to time by order of the Board of Directors from funds legally available therefor.”

OFFICE OF THE COMMIS SIONER OF BANKS CERTIFICAT E OF AUTHORITY FOR ARTICLES OF AMENDMENT Branch Banking and Trust Company, a North Carolina state-chartered bank headquartered in Winston-Salem, Forsyth County, North Carolina, has submitted to me as Commissioner of Banks for the State of North Carolina Articles of Amendment, for the purposes of allowing Branch Banking and Trust Company to issue Series A Preferred Stock. I hereby certify that Branch Banking and Trust Company is a North Carolina chartered bank in good standing with the Office of the Commissioner of Banks which is permitted by law to effect the said amendment for the purpose herein stated. Authority to file the Articles of Amendment is, therefore, granted effective on the date and at the time specified therein. This the 22nd day of December, 2008.

NORTH CAROLINA Department of the Secretary of State To all whom these presents shall come, Greetings: I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of ARTICLES OF AMENDMENT OF TRUISTBANK the original of which was filed in this office on the 6th day of December, 2019. IN WITNESS WHEREOF , 1 have hereunto set my hand and affixed my official seal at the City of Raleigh, this 5th day of May, 2020. Scan to verify online. Secretary of State Certification# 107367929-1 Reference# 16216786- Page: I of 5 Verify this certificate online at http://www.sosnc.gov/verification

SOSID: 0023695 Date Filed: 12/6/2019 9:03:00 AM Effective: 1217/2019 Elaine F. Marshall State of North Carolina North Carolina Secretary’ of State C2019 340 OOU39 Department of the Secretary of State ARTICLES OF AMENDMENT BUSINESS CORPORATION Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation. I. The name of the corporation is: Branch Banking and Trust Company 2. The text of each amendment adopted is as follows (State below or attach): Please see attached. 3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows: 4. The date of adoption of each amendment was as follows·;_D_e_c_e_m_b_e_r_3 : , _2_0_1_9______________ _ 5. (Check either a, b, c, or d, whichever is applicable) The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares. amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares. The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required) The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes. · BUSINESS REGISTRATION DIVISION P. 0. BOX 29622 RALEIGH, NC 27626-0622 (Revised July 2017) {Form B-02)

ARTICLES OF AMENDMENT Page2 6. These Articles will be effective upon filing, unless a delayed time and date is specified: 12:06 AM EST on December 7, 2019. This the day or December____ __J 20 19 Branch Banking and Trust Company ‘ Name of Corporation 0 Signature Type or Print Name and Title NOTES: 1. Filing fee is $50. This document must be filed with the Secretary of State. BUSINESS Registration DIVISION P. 0. BOX 29622 RALEIGH, NC 27626-0622 (Revised July 201 7) (FormB-02)

ARTICLES OF AMENDMENT OF BRANCH BANKING AND TRUST COMPANY The undersigned corporation hereby submits these Articles of Amendment in accordance with Section 55-I 0-03 and 55-l 0-06 of the North Carolina Business Corporation Act for the purpose of amending its Articles of Incorporation: I. The name of the corporation is: Branch Banking and Trust Company. 2. The following text will replace the current text of ARTICLE 1 in its entirety: The name of the Corporation is Truest Bank. 3. The amendment does not provide for an exchange, reclassification or cancellation of issued shares. 4. The amendment was approved by the sole shareholder of the corporation on December 3, 2019, in accordance with Section 55-10-03 of the North Carolina Business Corporation Act. S. These Articles of Amendment will be effective at 12:06 a.m. on December 7;2019. This is the 6th day of December, 2019. BRANCH BANKING AND TRUST COMPANY

OFFICE OF THE COMMISSIONER OF BANKS CERTIFICATE OF Authority FOR ARTICLES OF AMENDMENT I, Stephanie Ryals, Chief Deputy Commissioner of Banks for the State of North Carolina, hereby certify that the foregoing ARTICLES OF AMENDMENT of Branch Banking and Trust Company, having its principal office in Charlotte,. Mecklenburg County, North Carolina, were approved by the Office of the Commissioner of Banks for filing at the Office of the Secretary of State. Authority to record the Articles of Amendment is hereby granted. This the 26th day of November, 2019. ~~0n~ Chief Deputy Commissioner of Banks

EXHIBIT 3 TO FORM T-1

Authorization to Exercise Corporate Fiduciary Powers

EXHIBIT 4 TO FORM T-1

Bylaws

BYLAWS OF TRUIST BANK

As Amended and Restated, Effective December 7,2019

ARTICLE I

Offices

1. Principal Office: The principal office of Truist Bank (the “bank”) shall be located at 214 N. Tryon Street, Charlotte, North Carolina, or at such other place as the Board of Directors may fix from time to time.

2. Registered Office: The bank shall maintain a registered office or registered offices at such place or places as may be required by applicable law.

3. Other Offices: The bank may have offices at such other places as the Board of Directors may from time to time determine, or as the affairs of the bank may require.

ARTICLE II

Meetings of Sole Shareholder

1. Place of Meetings: All meetings of the bank’s sole shareholder, Truist Financial Corporation, shall be held at the principal office of the bank, or at such other place, either within or without the State of North Carolina, as shall, in each case, be fixed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors and designated in the notice of the meeting.

2. Annual Meetings: The annual meeting of the bank’s sole shareholder shall be held on such date and at such time as may be designated by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors for the purpose of the election of directors and for the transaction of such other business as may properly come before the meeting.

3. Substitute Annual Meeting: If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of this Article relating to special meetings. A meeting so called shall be designated and treated for all purposes as the annual meeting.

4. Special Meetings: Except as otherwise provided by any applicable law, special meetings of the bank’s sole shareholder may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors of the bank.

5. Notice of Meetings; Waiver:

(a) Written, printed or electronically transmitted notice of a meeting stating the date, time and place of the meeting shall be delivered to the bank’s sole shareholder not fewer than 10 nor more than 60 days before the date thereof, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors.

(b) In case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted at the meeting, unless a description of the matter is required by the provisions of applicable law. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

(c) The bank’s sole shareholder may waive notice of any meeting before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder and delivered to the bank for inclusion in the minutes or filing with the corporate records. Attendance at a meeting by the sole shareholder waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

6. Proxies: Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the bank’s sole shareholder.

7. Action without Meeting: Any action that is required or permitted to be taken at a meeting of the sole shareholder may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by the sole shareholder, and delivered to the bank for inclusion in the minutes or filing with the corporate records.

8. Conduct of Meetings:

(a) Unless determined otherwise by the Board of Directors, the Chief Executive Officer of the bank shall act as chairman at all meetings of the sole shareholder and the Secretary or an Assistant Secretary of the bank shall act as secretary at all meetings of sole shareholder.

(b) The Board of Directors or, in its absence, the chairman of the meeting may, to the extent not prohibited by applicable law, establish such rules or regulations for the conduct of meetings of the sole shareholder as the Board or the chairman, as the case may be, shall deem necessary, appropriate or convenient.

ARTICLE III

Directors

1. General Powers: All corporate powers shall be exercised by or under the authority of, and the business, affairs and operations of the bank shall be managed by or under the direction of, the Board of Directors, except as otherwise provided by applicable law or in the articles of incorporation or bylaws.

2. Number, Term, and Qualification: The Board shall consist of not less than five nor more than thirty members and the number of members shall be fixed and determined from time to time by a resolution of the majority of the full board or by resolution of the sole shareholder. Each director shall be elected to serve a term of one year, with each director’s term to expire at the annual meeting next following the director’s election as a director. Each director shall hold office until his or her death, resignation, retirement, removal, disqualification, or his or her successor is elected and qualified. Unless otherwise permitted by applicable law, not less than three-fourths of the directors shall be citizens of the United States of America and satisfy the eligibility requirements for bank directors imposed by federal law and Chapter 53C of the North Carolina General Statutes or any successor thereto. In addition, a director must do either of the following: (i) appoint an agent in Wake County, North Carolina, for service of process; or (ii) consent, on a form satisfactory to the North Carolina Commissioner of Banks, to the following: that the North Carolina Commissioner of Banks may serve as the director’s agent for service of process and that the director consents to jurisdiction in Wake County, North Carolina, but only for purposes of any action or proceeding brought by the North Carolina Commissioner of Banks.

3. Election of Directors: Except as provided in Section 5 of this Article, directors shall be elected by the sole shareholder of the bank.

4. Removal: Any director may be removed from office by the bank’s sole shareholder with or without cause.

5. Vacancies: A vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by a majority of the remaining directors. The bank’s sole shareholder may elect a director at any time to fill a vacancy not filled by the directors. In addition, at any meeting of the sole shareholder, the shareholder may authorize not more than two additional directorships which may be left unfilled to be filled in the discretion of the Board during the interval between shareholders’ meetings. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

6. Compensation: The Board of Directors may compensate non-management directors for their services as such and may provide for the payment of expenses incurred by all directors, as appropriate, in connection with such services.

7. Director Retirement: A director, upon reaching age seventy-five, shall retire as a director effective as of the end of that calendar year without any further action by the sole shareholder or the Board of Directors.

8. Chairman of the Board; Vice Chairmen: There shall be a Chairman of the Board of Directors elected by the directors from their members. The Chairman may also be the Chief Executive Officer of the bank. The Chairman shall preside at all meetings of the Board of Directors and shall perform such other duties as may be incident to the office of Chairman or as may be directed by the Board. There may also be one or more Vice Chairmen of the Board of Directors elected by the directors from their members. Such Vice Chairman or Vice Chairmen shall perform such other duties as may be incident to the office of Vice Chairman or as may be directed by the Board.

9. Executive Committee: The Board of Directors shall appoint an Executive Committee composed of not less than three members of the Board. The Executive Committee shall have such powers and duties as may be stated in its charter, if any, or as may be prescribed from time to time by the Board, subject to any restrictions imposed by applicable law. Without limiting the foregoing, to the extent permitted by applicable law and authorized by the Board of Directors, the Executive Committee shall have and may exercise, during the intervals between the meetings of the Board, all the powers and authority of the Board of Directors in the management of the business affairs and operations of the bank.

10. Audit Committee: The Board of Directors shall appoint an Audit Committee, composed solely of not less than three independent directors. Members of the Audit Committee shall be elected by a majority of the Board and in compliance with Section 363 of the Federal Deposit Insurance Corporation Rules and Regulations. The Audit Committee shall have such powers and duties as may be stated in its charter or as may be prescribed from time to time by the Board, subject to any restrictions imposed by applicable law.

11. Other Committees: The Board of Directors may appoint such other committees of the Board (including a Trust Committee, a Compensation Committee, a Risk Committee and a Loan Committee) as: (i) the Board shall deem appropriate for the safe and sound operation of the bank in a manner consistent with applicable law and regulations; (ii) as required by the North Carolina Commissioner of Banks; or (in) as may be required by applicable law. Members of such committees shall be elected by a majority of the Board. Each committee shall have a minimum of three members. Each such committee shall have such powers and duties as may be stated in such committee’s charter, if any, or as may be prescribed from time to time by the Board, subject to any restrictions imposed by applicable law.

12. Advisory Directors: The Board of Directors may also appoint local advisory directors as it deems useful to the business of the bank; provided, however that the local advisory directors shall in no way be deemed to be directors serving on the Board of Directors.

13. General Committee Matters: Each committee member serves at the pleasure of the Board of Directors. The provisions in these bylaws governing meetings, action without meetings, notice, waiver of notice, quorum and voting requirements of the Board apply to committees of the Board established under this Article.

14. CEO and Chairman Position and Succession: Board Composition: Headquarters.

(a) The Board of Directors has resolved that, effective as of the effective time (the ‘‘Effective Time”) of the Bank Merger (for all purposes of this Section 14, as defined in the Agreement and Plan of Merger, dated as of February 7, 2019, as amended June 14, 2019, by and between BB&T Corporation (the “corporation”) and SunTrust Banks, Inc. (‘‘SunTrust”), as the same may be amended from time to time (the “Merger Agreement”)), Mr. Kelly s. King shall continue to serve as Chairman of the Board of Directors and Chief Executive Officer of the bank and Mr. William H. Rogers, Jr. shall become the President and Chief Operating Officer of the bank. The Board of Directors has further resolved that (i) Mr. Rogers shall be the successor to Mr. King as the Chief Executive Officer of the bank, with such succession to become effective on September 12, 2021 or any such earlier date as of which Mr. King ceases for any reason to serve in the position of Chief Executive Officer of the bank (the date of such corporation succession, the “CEO Succession Date”); (ii) subject to Mr. King’s death, resignation or disqualification, from the CEO Succession Date through March 12, 2022, Mr. King shall serve as Executive Chairman of the bank; (iii) Mr. Rogers shall be the successor to Mr. King as the Chairman of the Board of Directors of the bank, with such succession to become effective on March 12, 2022, or any such earlier date as of which Mr. King ceases for any reason to serve in the position of Chairman of the Board of Directors of the bank (the date of such corporation succession, the “Chairman Succession Date”); and (iv) subject to Mr. King’s death, resignation or disqualification, from the Chairman Succession Date until September 12, 2022, Mr. King shall serve as a consultant to the bank. The corporation may enter into or amend appropriate agreements or arrangements with Mr. King and Mr. Rogers in connection with the subject matter of this Article III, Section 14(a) (any such agreement or arrangement, as may be amended, supplemented or modified from time to time, an “Employment Agreement”).

(b) (i) Prior to the date that is the third (3rd) anniversary of the Effective Time (such date, the “Expiration Date”), the removal of Mr. Rogers from, or the failure to appoint or re-elect Mr. Rogers to, any of the positions specifically provided for in this Article III, Section 14 and in any Employment Agreement with Mr. Rogers at the times specifically provided for in this Article III, Section 14 or in any Employment Agreement with Mr. Rogers, (ii) prior to the Expiration Date, the removal of Mr. King from, or the failure to appoint or re-elect Mr. King to, any of the positions specifically provided for in this Article III, Section 14 and in any Employment Agreement with Mr. King at the times specifically provided for in this Article III, Section 14 or in any Employment Agreement with Mr. King, (iii) prior to the Expiration Date, any determination not to nominate Mr. Rogers as a director of the bank or (iv) any determination not to nominate Mr. King as a director of the bank for each term of service of directors beginning at any time prior to December 31, 2023, shall each require the affirmative vote of at least 75% of the full Board of Directors.

(c) Effective as of the Effective Time, the Board of Directors shall be comprised of eleven (11) Continuing SunTrust Directors, including the Chief Executive Officer of SunTrust as of immediately prior to the Effective Time, and eleven (11) Continuing BB&T Directors, including the Chief Executive Officer of the corporation as of immediately prior to the Effective time. From and after the Effective Time through the Expiration Date: (i) the number of directors that comprises the full Board of Directors shall each be twenty-two (22); and (ii) no vacancy on the Board of Directors created by the cessation of service of a director shall be filled by the Board of Directors and the Board of Directors shall not nominate any individual to fill such vacancy, unless (x) such individual would be an independent director of the bank, (y) in the case of a vacancy created by the cessation of service of a Continuing SunTrust Director, not less than a majority of the Continuing SunTrust Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, in which case the Continuing BB&T Directors shall vote to approve the appointment or nomination (as applicable) of such individual, and (z) in the case of a vacancy created by the cessation of service of a Continuing BB&T Director, not less than a majority of the Continuing BB&T Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, in which case the Continuing SunTrust Directors shall vote to approve the appointment or nomination (as applicable) of such individual; provided, that any such appointment or nomination pursuant to clause (y) or (z) shall be made in accordance with applicable law and the rules of the New York Stock Exchange (or other national securities exchange on which the corporation’s securities are listed). For purposes of this Article III, Section 14, the terms “Continuing SunTrust Directors” and “Continuing BB&T Directors” shall mean, respectively, the directors of the corporation and SunTrust who were selected to be directors of the corporation and Truist Bank by SunTrust or the corporation, as the case may be, as of the Effective Time, pursuant to Section 6.12(a) of the Merger Agreement, and any directors of the bank who were subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of a Continuing SunTrust Director or a Continuing BB&T Director, as applicable, pursuant to this Article III, Section 14(c).

(d) (i) The headquarters of the bank shall be located in Charlotte, North Carolina; (ii) the hub for the bank’s wholesale business shall be located in Atlanta, Georgia; (iii) the hub for the bank’s consumer and community banking business shall be located in Winston-Salem, North Carolina; and (iv) the hub for the bank’s technology and innovation operations shall be located in Charlotte, North Carolina.

(e) In the event of any inconsistency between any provision of this Article III, Section 14 and any other provision of these bylaws or the bank’s other constituent documents, the provisions of this Article III, Section 14 shall control. The provisions of Article III, Section 14(d)(i) and this second sentence of this Section 14(e) may be modified, amended or repealed, and any bylaw provision inconsistent with such provisions may be adopted, only by the affirmative vote of at least 75% of the full Board of Directors and solely in connection with the corporation’s entry into or consummation of a business combination transaction with another corporation (i) in which the corporation merges with and into such other corporation, (ii) which is a merger of equals or (iii) as a result of which the shareholders of the corporation prior to the effective time of the business combination hold less than 60% of the outstanding common stock of the surviving entity in such business combination. The first and third sentences of this Section 14(e) may be modified, amended or repealed, and any bylaw provision inconsistent with such provisions may be adopted, only by the affirmative vote of at least 75% of the full Board of Directors. Until December 31, 2023, the provisions of Article III, Section 14(b)(iv) and this fourth sentence of this Section 14(e) may be modified, amended or repealed, and any bylaw provision inconsistent with such provisions may be adopted, only by the affirmative vote of at least 75% of the full Board of Directors. Until the Expiration Date, the provisions of this Article III, Section 14 (other than Section 14(b)(iv), Section 14(d)(i) and the first four sentences of this Section 14(e), which are subject to the standards set forth in the preceding sentences) may be modified, amended or repealed, and any Bylaw provision inconsistent with such provisions may be adopted, only by an affirmative vote of at least 75% of the full Board of Directors.

ARTICLE IV

Meetings of Directors

1. Regular Meetings: Regular meetings of the Board of Directors and the committees thereof may be held without notice of the date, time, place or purpose of the meeting, either inside or outside the State of North Carolina, as the Board of Directors shall determine in accordance with North Carolina law. Minutes of all board and committee meetings, regular or special, shall be kept and maintained by the bank, and all such minutes shall be submitted to the Board for its review at or prior to its next meeting and for approval at such meeting as required by applicable law.

2. Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or the Secretary of the bank, or at the request of three or more directors. Each member of the Board of Directors shall be given notice stating the date, time and place, by letter, electronic delivery or in person, of each special meeting not less than one day before the meeting. Such notice need not specify the purpose for which the meeting is called, unless required by the North Carolina Business Corporation Act, the articles of incorporation or the bylaws.

3. Waiver of Notice: A director may waive notice of any meeting before or after the date and time stated in the notice. The waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. In addition, attendance at or participation by a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not later vote for or assent to action taken at the meeting.

4. Quorum: Unless the articles of incorporation, the bylaws or applicable law require a greater number, a majority of the number of directors prescribed by or pursuant to these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or, if no number is so prescribed, a majority of directors in office immediately before the meeting shall constitute a quorum.

5. Adjournment: Any duly convened regular or special meeting may be adjourned to a later date or time without further notice.

6. Manner of Acting: Except as otherwise provided by applicable law or in the articles of incorporation or bylaws, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

7. Presumption of Assent: A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting; (ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (Hi) he or she files written notice of his or her dissent or abstention with the presiding officer of the meeting before its adjournment or with the Secretary immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

8. Action without Meeting: Action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. A director’s consent to action taken without meeting may be in electronic form and delivered by electronic means.

9. Attendance by Electronic. Telephonic or Similar Means: Except as otherwise provided by applicable law or the Board or in the articles of incorporation or bylaws, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE V

Officers

1. Title and Number: The officers of the bank may consist of a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Chief Administrative Officer, a Chief Risk Officer, a Secretary, a Treasurer, a Controller, and one or more Corporate Executive Vice Presidents, Senior Executive Vice Presidents, Regional Presidents, and Executive Vice Presidents, as the Board of Directors may from time to time elect. The Chief Executive Officer may also appoint other officers, including such Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as deemed appropriate. The Chief Executive Officer may delegate the authority to appoint officers to other officers of the Bank. Any two or more offices may be held by the same person, except that no individual may act in more than one capacity where action of two or more officers is required.

2. Election and Term: The officers of the bank shall be elected by the Board of Directors or by a duly designated committee of the Board. Each officer shall hold office until a successor is elected and qualified, or until his or her resignation, retirement, death, removal or disqualification.

3. Removal: The Board of Directors may remove or terminate any officer at any time with or without cause. In addition, any officer other than the Chief Executive Officer may be removed or terminated at any time with or without cause by a duly designated Board committee or by a superior officer. Removal, resignation or termination of an officer shall be without prejudice to the contract rights, if any, of the person so removed.

4. Compensation: The compensation of all officers of the bank shall be fixed by the Board of Directors or by or under the direction of a duly designated committee of the Board or other officer or officers designated by the Board.

5. Chief Executive Officer: The Chief Executive Officer shall have full executive powers, shall be the principal executive officer of the bank, shall have and exercise all powers, duties and authority incident to the office of Chief Executive Officer or as prescribed by the Board and shall, subject to the direction and control of the Board, supervise, direct and control the management of the bank in accordance with these bylaws. The Chief Executive Officer may also serve as Chairman of the Board in accordance with Article III, Section 8.

6. Other Officers: Each officer other than the Chief Executive Officer shall have such title or titles, perform such duties and exercise such powers as may be incident to his or her office or prescribed by the Board, a duly designated committee of the Board or the Chief Executive Officer or his or her designee.

7. Bonds: To the extent required by law, the bank shall require security in the form of a bond for the fidelity and faithful performance of duties by its officers and employees. The bond shall be issued by a bonding company authorized to do business in the State of North Carolina and upon such form as may be approved by the North Carolina Commissioner of Banks. Except as otherwise required by the North Carolina Commissioner of Banks or applicable law, the amount, form, and terms of the bond shall be such as the Board of Directors may require. The premium for the bond is to be paid by the bank.

ARTICLE VI

Contracts, Loans and Deposits

1. Contracts: The Board of Directors may authorize such officers as it deems appropriate to enter into any contract or execute and deliver any instrument on behalf of the bank, and such authority may be general or confined to specific instances. In addition, unless the Board determines otherwise, each officer of the bank shall have such authority as may be incident to his or her particular office to enter into contracts and execute and deliver instruments on behalf of the bank.

2. Loans: No loans shall be contracted on behalf of the bank, as debtor, and no evidence of indebtedness on behalf of the bank shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

3. Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the bank shall be signed by such officer or officers or agent or agents of the bank and in such manner as shall from time to time be determined by the Board of Directors or the Chief Executive Officer.

4. Deposits: All funds of the bank not otherwise employed shall be deposited from time to time to the credit of the bank in such depositories as may be selected by or under the authority of the Board of Directors.

ARTICLE VII

Certificates for Shares and Their Transfer

1. Certificates for Shares and Stock Transfer Records: The Board of Directors may authorize the issuance of some or all of the shares of the bank without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by: (i) the Chairman of the Board, the Chief Executive Officer, the President or a Senior Executive Vice President; and (ii) the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer records of the bank. When shares are represented by certificates, the bank shall issue and deliver to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by such shareholder. When shares are not represented by certificates, then, within a reasonable time after the issuance or transfer of such shares, the bank shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

2. Transfer of Shares: Transfers of shares shall be made and recorded on the stock transfer records of the bank only: (i) by the record holder thereof or by his, her or its duly authorized agent, transferee or legal representative; and (ii) in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the bank for any purpose until it shall have been made and recorded on the stock transfer records of the bank by an entry showing from and to whom transferred.

3. Lost, Stolen or Destroyed Certificates: The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost, stolen or destroyed, upon receipt of a written statement of such fact from the person claiming that the certificate has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board may require the claimant or his, her or its legal representative to give the bank a bond in such sum and with such surety or other security as the Board may direct to indemnify the bank against loss from any claim with respect to the certificate claimed to have been lost, stolen or destroyed; or the Board may, by resolution, authorize the issuance of the new certificate without requiring such a bond.

ARTICLE VIII

Indemnification of Officers and Directors

1. Right to Indemnification: Any person who at any time hereafter serves or heretofore has served: (i) as an officer, director or advisory director of the bank; (ii) at the request of the bank as a director, advisory director, officer, partner, or trustee (or in any position of similar authority, by whatever title known) of any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or (iii) as a trustee or administrator under any employee benefit plan, shall have a right to be indemnified by the bank to the fullest extent permitted by law against:

(a) All liability and expenses, including without limitation costs and expenses of litigation and reasonable attorney’s fees, actually and reasonable incurred by him or her in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, and whether or not brought by or on behalf the bank or by or on behalf of any third party, outsider or any other person, seeking to hold him or her liable by reason of or arising out of his or her status or his or her activities in any of the foregoing capacities; and

(b) Liability incurred by him or her for any judgments, money decrees, fines, penalties or amounts paid in settlement in connection with or as a consequence of any action, suit or proceeding described in (a) above;

provided, however, the bank shall not indemnify or agree to indemnify any person against any liability or expenses he or she may incur on account of his or her activities which were at the time taken known or believed by him or her to be clearly in conflict with the best interest of the bank.

2. Recovery of Expenses: Any person entitled to indemnification under this Article shall be entitled to recover from the bank his or her reasonable costs, expenses and attorneys’ fees incurred in connection with enforcing his or her right to indemnification.

3. Advancement of Expenses: Expenses incurred by a director, advisory director or officer of the bank in defending an action, suit or proceeding described above shall, at the request of such director, advisory director or officer, and subject to authorization by the Board, be paid by the bank in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, advisory director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to indemnification from the bank under this Article or otherwise.

4. Reliance: Any person who at any time after the adoption of this Article serves or has served in any of the capacities described in Section 1 herein for or on behalf of the bank shall be deemed to be doing so and to have done so in reliance upon, and as consideration for, the rights provided herein. Such rights shall inure to the benefit of the heirs and legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article.

5. Amendment: Any amendment, alteration, repeal or other change hereof limiting or restricting in any way the rights, fixed or contingent, granted hereunder shall operate prospectively only and shall not prejudice, defeat or impair any rights of any person existing at the time of such amendment, alteration, repeal or other change.

6. No Limitation on Other Rights to Indemnification: If this Article or any portion hereof shall be invalidated on any ground by any court or agency of competent jurisdiction, then the bank shall nevertheless indemnify each person described in Section 1 herein to the full extent permitted by the portion of this Article that is not invalidated and also to the full extent permitted or required by other applicable law.

7. Nonexclusivity: The entitlements to advancement of expenses and/or indemnification provided for in this Article VIII are nonexclusive and are separate from any similar rights provided under any law, agreement or otherwise.

ARTICLE IX

General Provisions

1. Dividends: The Board of Directors may from time to time declare, and the bank may pay, distributions and share dividends to its sole shareholder in the manner and upon the terms and conditions provided by N.C.G.S. §53C-4-7 and other applicable law.

2. Seal: The seal of the bank shall be in any form approved from time to time or at any time by the Board of Directors.

3. Fiscal Year: Unless otherwise ordered by the Board of Directors, the fiscal year of the bank shall be from January 1 to December 31.

4. Amendments: Except as otherwise provided by applicable law or in the articles of incorporation or the bylaws, the Board of Directors of the bank shall have the authority, without the assent or vote of the bank’s sole shareholder, to adopt, make, alter, amend and/or rescind the bylaws or any bylaw of the bank. The bank’s sole shareholder may amend or repeal the bank’s bylaws even though the bylaws may also be amended or repealed by the Board of Directors.

5. Voting of Shares of Other Corporations: Except as otherwise directed by the Board of Directors of the bank or required by applicable law, shares of other corporations and associations held by the bank shall be voted in the manner directed by the Chief Executive Officer, the President, the Chief Operating Officer or any Senior Executive Vice President of the bank. Ail such officers are authorized on behalf of the bank to vote shares of other corporations and associations by proxy and to execute other instruments in connection therewith.

6. Applicability of the North Carolina Business Corporation Act and Chapter 53C of the North Carolina General Statutes: To the extent not inconsistent with or otherwise provided for in these bylaws, management of the bank’s business and regulation of its affairs shall be governed by the provisions of the North Carolina Business Corporation Act and Chapter 53C of the North Carolina General Statutes.

7. Definitions: Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act and Chapter 53C of the North Carolina General Statutes to the extent defined therein. In addition, without limiting the effect of the foregoing, the term “applicable law” used in these bylaws shall refer to any applicable laws, rules or regulations, including the North Carolina Business

EXHIBIT 6 TO FORM T-1

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Truist Bank hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

TRUIST BANK

Dated: July 28, 2021	By:	/s/ Gregory Yanok
Name: Gregory Yanok
Title: Vice President

EXHIBIT 7 TO FORM T-1